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                                                                   EXHIBIT 10.24
                                                                   -------------

    THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated the 9th day of October,
1996,


BETWEEN DSP GROUP, INC., a Delaware corporation having a place of business at 3120 Scott Boulevard, Santa Clara, California 95054 ("ASSIGNOR");

AND DIALOGIC CORPORATION, a New Jersey corporation having a place of business at 1515 Route 10, Parsippany, New Jersey 07054 ("ASSIGNEE");


                                       RECITALS

    A. MASTER SUBLEASE. Assignor is the sublessee under a written sublease ("MASTER SUBLEASE"), wherein Amdahl Corporation ("MASTER TENANT") leased to Assignor the real property located in the City of Santa Clara, County of Santa Clara, State of California, described as approximately 73,075 square feet of office, research, and development space with an address of 3120 Scott Boulevard ("PREMISES").

    B. MASTER LEASE. Master Tenant is the lessee under a written lease dated November 21, 1983, between Carl E. Berg and Mary Ann Berg, Trustees of the Berg Living Trust UTA, dated May 1, 1981, as to an undivided 81.01% interest, Clyde Berg and Nancy Berg, Trustees of the Clyde Berg Living Trust UTA, dated
December 17, 1981, as to an undivided 11.83% interest, and Clyde Berg, Trustee of Clyde Berg's Child Trust UTA, dated June 2, 1978, as to an undivided 7.16% interest (collectively, "MASTER LANDLORD"), as amended by an Amendment to Lease dated May 17, 1989, wherein Master Landlord leased to Master Tenant the Premises (the lease and amendment are herein collectively referred to as the "MASTER LEASE").

    C. SUBLEASES. Assignor is the sublessor under written subleases with respectively, Netro Corporation dated July _, 1995 ("NETRO SUBLEASE"), CompCore Multimedia, Inc. dated August 4, 1995 ("COMPCORE SUBLEASE") and B&W Project, Inc. dated March 1, 1996 ("B&W SUBLEASE;" collectively, the "SUBLEASES").

    D. TRANSACTIONS. Assignee wishes to take an assignment of Assignor's interests under the Master Sublease and the Subleases, and Assignor desires to assign to Assignee its interests under the Master Sublease and the Subleases.


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                                        TERMS

    NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants contained herein, the parties agree as follows:

    1. ASSIGNMENT AND ASSUMPTION; EFFECTIVE DATE. Assignor hereby assigns all of its right, title and interest as sublessee under the Master Sublease and its right, title and its interest as sublessor under the Subleases to Assignee as of January 1, 1997 ("EFFECTIVE DATE"). This Assignment includes all of Assignor's right, title and interest in and to the security deposit thereunder, the improvements at the Premises and any warranties relating to the Premises. Assignee hereby agrees to assume all obligations of the sublessee under the Master Sublease and of the sublessor under the Subleases which arise on and after the Effective Date. The parties shall adjust for any rent and other payments due to Master Tenant under the Master Sublease attributable to periods prior to and following the Effective Date. The obligations of the Assignee under this agreement are subject to the continued accuracy of the Assignor's representations and warranties set forth in section 4(a) hereof and the satisfaction of the conditions to this Assignment set forth in sections 4(b) and
(c) hereof ("CONDITIONS"). If the Condition relating to the obtaining of consents has not been satisfied or waived on or before October 31. 1996, either party may terminate this agreement by giving notice to the other party, whereupon this agreement shall be NULL and VOID AB INITIO; if any other Condition has not been satisfied or waived by the Assignee on or before October 31, 1996, without limiting its right to the remedies of specific performance or damages for any default or breach of warranty or misrepresentation by Assignor under this agreement, Assignee may terminate this agreement by giving notice to the Assignor, prior to the Effective Date whereupon this agreement shall be NULL and VOID AB INITIO.

    2.   AGREEMENT; PAYMENTS.

         (a) MONTHLY INSTALLMENTS. Assignee agrees to pay to Assignor and to Master Tenant the amounts set forth in Schedule 2(a). Each installment due shall be payable on the first day of each month starting on January 1, 1997 at the following address:

 If to DSP Group, Inc. (:"Assignor"):  If to Amdahl Corporation ("Master
          To be advised                  Tenant"):
                                            1250 East Arques Avenue
                                            P.O. Box 3470
                                            Sunnyvale, CA 94088-3470


              (i) Such payments to Master Tenant shall be treated in the same manner, including (such term when used in this agreement shall mean "including without limitation") notice, grace periods, default and remedy provisions, as if they were all monthly "Base Rent" under the Master Sublease.


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              (ii) If Assignee shall fail to pay any installment to Assignor on its due date and the failure continues for 10 days after Assignor gives Assignee written notice thereof, then Assignor shall have the right to collect a one time late charge equal to 4% of the amount not paid. If the failure continues for 10 days after such notice, then Assignor may elect that all installments due to it under Schedule 2(a) be immediately payable.

              (iii) Notwithstanding the foregoing, if the Assignee is not in default and has not voluntarily terminated the Master Sublease, under the Master Sublease beyond applicable notice and cure periods and (A) if Master Tenant rejects the Master Lease or (B) if either Master Landlord or Master Tenant otherwise fails to provide Assignee with quiet enjoyment of the Premises, no further payments shall be required under Schedule 2(a) hereto.

         (b) NEW SUBLEASE: PURCHASE OF FURNITURE, FIXTURES AND EQUIPMENT ("FF&E"). Assignee may enter into a sublease of space at the Premises to Assignor and Assignor may convey to Assignee FF&E at the Premises, but any such transactions shall be under separate, independent contracts to be negotiated.

         (c) ACCESS TO PREMISES. Assignor shall provide access to the Premises to Assignee, its employees, agents, contractors and suppliers, on and after December 1, 1996 for the purpose of installing fixtures, cabling, testing phone lines and performing assorted other work as described in Exhibit 2(c) hereto in order to prepare for Assignee's occupancy. Such access will be on reasonable advance notice to Assignor and Assignee's activities at the Premises shall be conducted in such a manner as will not unreasonably interfere with Assignor's use and occupancy of the Premises.

         (d)  SECURITY DEPOSIT.  LETTER OF CREDIT.  On or prior to the
Effective Date, Assignee shall reimburse Assignor for the security deposit under the Master Sublease in the amount of $32,883.75 and shall substitute Assignee's letter of credit in the amount of $290,000.00 in the form of Exhibit 2(d) hereto for Assignor's letter of credit held by Master Tenant pursuant to section 6 of the Master Sublease.

         (e) NO TRANSFER OF MAINTENANCE CONTRACTS. Assignor shall be responsible for the cancellation and/or termination of all service, maintenance and similar agreements for the providing of goods or services with respect to the Premises as of the Effective Date unless instructed to do so in writing by Assignee. Assignee shall make independent arrangements for the providing of maintenance, services and its other operating requirements as of such date. Assignee will not assume or have any obligation with respect to Assignor's long term volume arrangement with MCI.

    3. CONTINUING LIABILITY OF ASSIGNOR; ASSUMPTION OF LIABILITIES BY ASSIGNEE; CROSS-INDEMNITY. The Assignor shall remain liable for and shall discharge on a current basis all obligations of the "Sublessee" (as defined in the Master Sublease) under the


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Master Sublease arising on or prior to the Effective Date, while the Assignee shall become responsible for and shall discharge on a current basis all obligations of the "Sublessee" under the Master Sublease arising after the Effective Date. The parties will adjust and apportion any such charges as of the Effective Date. Assignor hereby agrees to save, defend with counsel reasonably satisfactory to Assignee, indemnify and hold harmless Assignee from and against any and all claims, losses, liabilities, damages and expenses (including reasonable attorney's fees) which may arise from the breach of any representation, warranty or agreement of Assignor hereunder or any act or omission or liability of Assignor or any subtenant of Assignor arising prior to or on the Effective Date. Assignee hereby agrees to save, defend with counsel reasonably satisfactory to Assignor, indemnify and hold harmless Assignor from and against any and all claims, losses, liabilities, damages and expenses (including reasonable attorneys fees) which may arise from any act or omission or liability of Assignee or any subtenant of Assignee arising after the Effective Date. It is the intent of the parties that Assignor shall retain the Sublessee's responsibility and liability under the Master Sublease or under law for any environmental conditions of the Premises existing as of the Effective Date and that Assignee shall have the Subtenant's responsibility and liability under the Master Sublease or under law for any environmental conditions of the Premises arising thereafter. If any action or proceeding is brought against either indemnified party by reason of any such claim, upon written notice from the indemnified party, the other party shall at its expense resist or defend such action or proceeding by counsel approved by the indemnified party in writing, which approval the indemnified party shall not unreasonably withhold.

    4. STATUS OF MASTER SUBLEASE AND SUBLEASES; CONSENT OF MASTER LANDLORD, MASTER TENANT; OTHER CONDITIONS TO CLOSING.

         (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASSIGNOR. Assignor hereby represents, warrants and covenants to Assignee as follows:

              (i) The Master Lease. To the best knowledge of the Assignor, the "Master Lease is in full force and effect, there is no default (or any claim of default) by Master Landlord or Master Tenant under the Master Lease, and no event has occurred which, with the giving of notice or the lapse of time would become a default thereunder, and no such notice has been given by either party to the other during the term of the Master Lease. True and complete copies of the Master Lease, including all amendments, are attached hereto as
         Exhibit 4(a)(i).

              (ii) The Master Sublease. The Master Sublease is in full force and effect. There is no default (or any claim of default) by Master Tenant or Assignor under the Master Sublease, and no event has occurred which, with the giving of notice or the lapse of time would become a default thereunder, and no such notice has been given by either party to the other, under section 3(a) thereof or otherwise, during the term of the Master Sublease. Assignor is not aware of any basis for the giving of any such


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         notice.  True and complete copies of the Master Sublease, including all amendments, are attached hereto as Exhibit 4(a)(ii). Base Rent under the Master Sublease has been paid through October 1996 and any other amounts due thereunder have been paid in full through September 30, 1996 and both Base Rent and such other amounts due under the Master Sublease will be paid in full through the Effective Date. The Master Tenant is holding a security deposit in the amount of $32,883.75, together with the letter of credit contemplated by the Master Sublease in the current amount of $290,000. There have not been any claims asserted against the security deposit or letter of credit. The expiration date of the Master Sublease is April 30, 2004.

              (iii) The Subleases. Each Sublease is in full force and effect. There is no default (or any claim of default) by any subtenant or by Assignor under any Sublease, and no event has occurred which, with the giving of notice or the lapse of time would become a default thereunder, and no such notice has been given by either party to the other. Assignor is not aware of any basis for the giving of any such notice. True and complete copies of each Sublease, including all amendments, are attached hereto as Exhibit 4(a)(iii). Rent under each Sublease has been paid in full through October 1996 (September in the case of Netro) and any other amounts due thereunder have been paid in full through September 30, 1996 and both rent and such other amounts due under the Subleases will be paid in full through the Effective Date. The Assignor is holding and on the Effective Date will transfer to Assignee security deposits as set forth on
         Schedule 4(a)(iii) hereto. There have not been any claims asserted against the security deposits. The expiration date of each Sublease is set forth on such Schedule.

              (iv) The Premises. On the date hereof and as of the Effective Date the Premises, including without limitation all building systems, are and will be in good working order, are, to the knowledge of Assignor, in compliance with all applicable laws, including the Americans with Disabilities Act of 1990 and all environmental laws, and are in compliance with the requirements contained in the Master Lease, the Master Sublease and the Subleases. Assignor has received no formal or informal notice of any building or other violation with respect to the Premises, and is aware of no threat thereof or any basis therefore. Except for work in the space leased to Subtenants and work done after the Effective Date (or by Assignee after receiving access to the Premises, at the end of the term of the Master Sublease their is no substantial restoration required of any tenant work or improvements presently located at the Premises.


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              (v)  No Modification, Default.  Assignor shall remain current and be fully in compliance with its obligations under the Master Sublease and the Subleases through the Effective Date . Neither the Master Sublease nor any Sublease will be amended or modified.

         (b) CONSENTS: ESTOPPEL CERTIFICATES; OTHER DELIVERIES. Assignee's obligations under this agreement are contingent upon (i) Assignor obtaining the consents and estoppel certificates of the Master Landlord and the Master Tenant, and the estoppel certificates of the subtenants under the Subleases (the forms of consents and estoppel certificates are attached hereto as Exhibit 4(b)), and
(ii) Assignee's satisfaction, in its sole discretion, with its physical inspection of the Premises by a qualified engineer, its review of the income and expense records relating to the operation of the Premises and its title search confirming that the Master Lease and the Master Sublease are the senior, duly perfected encumbrances on the Premises. Assignor shall use its best and diligent efforts to request and obtain such consents and estoppels and Assignee shall provide its reasonable cooperation. On or prior to October 31, 1996, each party shall deliver to the other certified copies of corporate resolutions authorizing this agreement and ratifying all actions taken or to be taken by such party hereunder, or a certificate of an executive officer of the corporation to such effect, together with such other assurances of corporate power and authority and other matters as may be reasonably requested by either party.

         (c) EFFECTIVE DATE: CLOSING DELIVERIES; BRING-DOWN. As of the Effective Date, Assignor shall provide to Assignee a recertification of Assignor's representations, warranties and covenants set forth in this section 4, a recordable memorandum of this Assignment of the Master Lease and shall deliver the Premises in good condition (and in any event substantially the same condition as on the date hereof), broom clean, and in full compliance with the Master Lease, the Master Sublease and the Subleases, and shall deliver originally executed copies of Master Sublease and the Subleases, along with original consents, estoppels and certificates and any other items contemplated by this agreement.

    5. NOTICES. All notices from one party to the other shall be sent to the addresses first set forth above. Either party may designate in writing to the other party a substitute address for notices, and thereafter notices shall be directed to the substitute address. Every notice shall be deemed to have been given or served at the time that the same shall be hand-delivered, deposited with a nation-wide overnight courier service or deposited in the United States mails, by registered or certified mail, postage prepaid, return receipt requested, in the manner aforesaid.

    6. BROKER. Assignee and Assignor respectively represent and warrant to each other that no brokers other than Grubb & Ellis, Brown, Stevens, Elmore & Sparre and CPS Brokerage (collectively, the "BROKERS") has been involved in connection with the consummation of this Assignment and Assumption. Each party agrees to indemnify the other from and against any loss, damage or expenses (including litigation costs and reasonable attorneys' fees) by reason of any claim for compensation or commission by


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any person other than the Brokers based upon an allegation of relations or negotiations between the claimant and the indemnitor inconsistent with the representations herein made. This representation, warranty and covenant shall survive the Closing. Assignor shall be responsible for the compensation of the Brokers.

    7. FURTHER ASSURANCES; SURVIVAL. Each party hereto agrees to execute such further documents or take such other actions as the other may reasonably request to effectuate the purposes of this agreement, provided that no such document or action shall be requested if it increases the other party's actual or potential liabilities or obligations hereunder or decreases the requesting party's obligations or liabilities hereunder. Any errors, omissions or estimations in computing adjustments shall be corrected as soon as practicable thereafter. The representations, warranties and obligations of the parties shall survive the Effective Date for a period of four (4) years.

    8. COUNTERPARTS. This agreement may be executed in any number of counterparts (and by facsimile signature pages), all of which taken together shall constitute the original hereof. When counterparts have been executed by and delivered to all parties hereto, or their counsel, they shall have the same effect and if the signatures were all on the same copy hereof.

    9. ARBITRATION. Any dispute between the parties arising out of this Agreement shall be submitted to final and binding arbitration in the City of Santa Clara, County of Santa Clara, State of California, under the Commercial Arbitration Rules of the American Arbitration Association then in effect, upon written notification and demand of either party therefor. In the event either party demands such arbitration, the American Arbitration Association shall be requested to submit a list of prospective arbitrators consisting of persons experienced in matters involving business disputes. The provisions of California Code of Civil Procedure Section 1283.05, and the laws of the State of California, are incorporated herein and shall be applicable to the arbitration. In making the award, the arbitrator shall award recovery of costs and expenses of the arbitration and reasonable attorneys' fees to the prevailing party. Any award may be entered as a judgment in any court of competent jurisdiction. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in such proceedings shall be entitled to reasonable attorneys' fees and costs, in addition to other relief. Either party shall have the right, prior to receiving an arbitration award, to obtain preliminary relief from a court of competent jurisdiction to: (i) avoid injury or prejudice to that party; (ii) to protect the rights of any party;
(iii) to maintain the status quo as it existed immediately prior to the dispute; or (iv) to obtain possession of property in order to avoid a material risk of damage to, or loss of, that property.

    10. APPLICABLE LAW. This agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.


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    IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and
Assumption Agreement as of the date first written above.

WITNESS OR ATTEST:                     DSP GROUP, INC., Assignor



/s/                                     By: /s/ John P. Goldsberry
---------------------------------           ----------------------------------
                    Secretary               Name:  John P. Goldsberry III
                                            Title:  Chief Financial Officer

WITNESS OR ATTEST:                     DIALOGIC CORPORATION, Assignor



/s/                                     By: /s/ Edward B. Jordan
---------------------------------           ----------------------------------
                    Secretary               Name:  Edward B. Jordan
                                            Title:  Chief Financial Officer


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